Exhibit 23(j)









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of 1838 Investment Advisors Funds and to the use of our report dated December 4, 2004 on the 2004 financial statements and financial highlights of the 1838 International Equity Fund and 1838 Fixed Income Fund, each a series of shares of the 1838 Investment Advisors Funds. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.




                                                          TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 28, 2005